                            AGREEMENT OF PURCHASE AND SALE
                            AND JOINT ESCROW INSTRUCTIONS


                                     BY AND AMONG


                         AHWAHNEE GOLF COURSE & RESORT, INC.,
                              a California corporation,

                         NATIONAL INVESTORS FINANCIAL, INC.,
                       a California corporation, as Trustee of
                     National Investors Land Holding Trust VIII,

                                         and

                         NATIONAL INVESTORS FINANCIAL, INC.,
                       a California corporation, as Trustee of
                      National Investors Land Holding Trust IX ,

                               COLLECTIVELY, AS SELLER,


                                         AND

                         YOSEMITE WOODS FAMILY RESORT, INC.,
                              a California corporation,

                                       AS BUYER

                                     RELATING TO
                                 PROPERTY LOCATED IN

                              Madera County,  California

                                       known as

                          "AHWAHNEE GOLF COURSE AND RESORT"

                                     DATED AS OF

                                  September___, 1997


172728.1E  09.17.97

AHWAHNEE PURCHASE AGREEMENT

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2. Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
3. Exchange Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4. Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
5. Cancellation Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . 7
6. Deliveries to Escrow Holder. . . . . . . . . . . . . . . . . . . . . . . . 7
    6.1 By Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    6.2 By Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    6.3 By Buyer and Seller . . . . . . . . . . . . . . . . . . . . . . . . . 8

7. Condition of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    7.1 Permitted Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . 8
    7.2 Title Provided by Seller. . . . . . . . . . . . . . . . . . . . . . . 8

8. Conditions to the Close of Escrow. . . . . . . . . . . . . . . . . . . . . 9
    8.1 Conditions Precedent to Buyer's Obligations . . . . . . . . . . . . . 9
        8.1.1 Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        8.1.2 Representations, Warranties and Covenants of Seller . . . . . . 9
        8.1.3 Seller's Deliveries . . . . . . . . . . . . . . . . . . . . . . 9
    8.2 Conditions Precedent to Seller's Obligations. . . . . . . . . . . . . 9

9. Seller's Constituents' Approvals . . . . . . . . . . . . . . . . . . . . .10

10. Property "As-Is . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    10.1 No Side Agreements Or Representations; As-Is Purchase. . . . . . . .10
    10.2 Disclosures; Specific Acknowledgment Regarding Condition
         of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

11. Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

12. Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .13

13. Disbursements and Other Actions by Escrow Holder. . . . . . . . . . . . .13
    13.1 Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

14. Joint Representations and Warranties. . . . . . . . . . . . . . . . . . .14
    14.1 Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

    14.2 Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
    14.3 Due Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    14.4 Valid and Binding. . . . . . . . . . . . . . . . . . . . . . . . . .15
    14.5 Valid and Binding. . . . . . . . . . . . . . . . . . . . . . . . . .15

15. Seller's Warranties and Representations . . . . . . . . . . . . . . . . .15
    15.1 Non-Foreign Entity . . . . . . . . . . . . . . . . . . . . . . . . .15
    15.2 Hazardous Substances.. . . . . . . . . . . . . . . . . . . . . . . .15
    15.3 Clean-up.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    15.4 Claims.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

    16. Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . .16
    16.1 No Transfers.. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    16.2 No Alterations.. . . . . . . . . . . . . . . . . . . . . . . . . . .16
    16.3 Maintenance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    16.4 Obligations Under Contracts. . . . . . . . . . . . . . . . . . . . .16
    16.5 Expenditures.. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

16. Condemnation and Destruction. . . . . . . . . . . . . . . . . . . . . . .17
    16.1 Eminent Domain or Taking . . . . . . . . . . . . . . . . . . . . . .17
    16.2 Damage or Destruction. . . . . . . . . . . . . . . . . . . . . . . .17

17 Utilities and Deposits . . . . . . . . . . . . . . . . . . . . . . . . . .18

17.1 Utilities C \l . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    17.2 Refundable Deposits. . . . . . . . . . . . . . . . . . . . . . . . .18

19. Mediation of Disputes . . . . . . . . . . . . . . . . . . . . . . . . . .19

20. ARBITRATION OF DISPUTES:. . . . . . . . . . . . . . . . . . . . . . . . .19

20. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

21. No Assumption of Agreements . . . . . . . . . . . . . . . . . . . . . . .21

22. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
    22.1 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
    22.2 Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . .21
    22.3 Possession of the Property . . . . . . . . . . . . . . . . . . . . .21
    22.4 Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
    22.5 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .21
    22.6 Professional Fees. . . . . . . . . . . . . . . . . . . . . . . . . .21
    22.7 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .21
    22.8 Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . .22
    22.9 Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    22.10 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .22

    22.12 Wear and Tear . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    22.13 No Recordation. . . . . . . . . . . . . . . . . . . . . . . . . . .22
    22.15 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    22.16 Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    22.17 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . .22



                                       EXHIBITS

         Exhibit A -    Legal Description
         Exhibit B -    Form of Grant Deed
         Exhibit C -    FIRPTA Affidavit
         Exhibit D -    Assignment and Assumption
         Exhibit E -    Bill of Sale and General Assignment of Intangibles
         Exhibit F -    Membership Lists
         Exhibit G -    Payables to be Assumed By Buyer

                            AGREEMENT OF PURCHASE AND SALE
                            AND JOINT ESCROW INSTRUCTIONS


         THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of August ___, 1997, by and among AHWAHNEE GOLF COURSE & RESORT, INC., a California corporation (the "COMPANY"), NATIONAL INVESTORS FINANCIAL, INC., a California corporation and a licensed California real estate broker ("NIF"), as Trustee of National Investors Land Holding Trust VIII ("TRUST VIII") and NIF, as Trustee of National Investors Land Holding Trust IX ("TRUST IX") (the Company, NIF as Trustee for Trust VIII and NIF as Trustee for Trust IX being referred to collectively as "SELLER"), and YOSEMITE WOODS FAMILY RESORT, INC., a California corporation ("BUYER").

                                   R E C I T A L S

         A. Seller is the title holder and operator of property commonly known as "Ahwahnee Golf Course and Resort", consisting of 2 parcels containing approximately 1,647.79 acres, located in the County of Madera, State of California, as more particularly described in Exhibit A attached hereto (the "Real Property"). The Real Property includes, among other things, a non-proprietary golf and country club, a recreational vehicle park in parcel 2 and lots for existing or proposed single family dwellings in parcel 2. Buyer is a wholly-owned subsidiary of American Family Communities, Inc., a California corporation ("AFC").

         B. National Investors Trust VIII holds record title as agent of and for the benefit of various investors to that portion of the Real Property referred to as Parcel 1 in Exhibit A attached hereto consisting of approximately 660 acres less 13 lots ("Parcel 1"). National Investors Trust IX holds record title as agent of and for the benefit of various investors to that portion of the Real Property referred to as Parcel 2 in Exhibit A attached hereto consisting of approximately 990 acres ("Parcel 2"). The Company operates and manages Parcels 1 and 2 and the Ahwahnee Golf Course and Resort as agent of and for the benefit of the beneficiaries of Trust VIII and Trust IX, respectively.

         C. Parcel 1 is encumbered by a deed of trust securing an obligation in the original amount of $6,5000,000 which is held by various investors who are also the beneficiaries of Trust IX. Parcel 2 is encumbered by a deed of trust securing an obligation in the original amount of $13,360,000 which is held by various investors, who are also the beneficiaries of Trust VII.

         NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are incorporated herein by this reference, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Buyer and Seller agree as follows:


                                          1.

                                      AGREEMENT

    1. DEFINITIONS: For the purposes of this Agreement the following terms will be defined as follows:

    1.1. "ACTUAL KNOWLEDGE OF SELLER" means and is limited to the actual knowledge of David Lasker and James N. Orth (both of whom are licensed California real estate brokers) without having conducted any independent inquiry or inspection, and shall not include the knowledge of any other persons or firms, it being understood and agreed by Buyer that neither David Lasker nor James N. Orth is charged with knowledge of all of the acts and/or omissions of predecessors in title to the Property or management of the Property before Seller's acquisition of the Property and the Actual Knowledge of Seller shall not include information or material which may be in the possession of Seller generally, but of which neither David Lasker nor James
N. Orth is actually aware.

    1.2. "AFC" means American Family Communities, Inc., a California corporation, which is a wholly-owned subsidiary of AFH.

    1.3. "AFH" means American Family Holdings, Inc., a Delaware corporation. Buyer is a wholly-owned subsidiary of AFC, which, in turn, is a wholly-owned subsidiary of AFH.

    1.4.      "ASSIGNMENT" shall have the meaning given thereto in
Section 6.1(d) hereof.

    1.5.      "BILL OF SALE" shall have the meaning given thereto in
Section 6.1(e) hereof.

    1.6. "CLOSING DATE" means ___________, 1997, unless an earlier date is agreed to in a writing subsequent to this Agreement executed and delivered by each of the parties hereto to the other, and is the last date on which the Closing and Close of Escrow can occur, subject to extension as provided for in this Agreement.

    1.7. "CLOSING" and "CLOSE OF ESCROW" are terms used interchangeably in this Agreement. The Closing or the Close of Escrow will be deemed to have occurred when the Grant Deed is recorded in the official records of the county in which the Property is located.

    1.8. "COUNTRY CLUB FACILITIES" means the golf course and clubhouse facilities located on a portion of the Property, consisting generally of an 18-hole golf course, a clubhouse consisting of approximately ______ square feet of space, a pro shop and restaurant and banquet facilities which accommodate up to 250 people.

    1.9. "COUNTRY CLUB PROPERTY" means that portion of the Property on which the Country Club Facilities are located.

    1.10.     "EFFECTIVE DATE" means the date hereof.


                                          2.

    1.11. "ENVIRONMENTAL AUDIT" means any environmental audit, review or testing of the Property performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.

    1.12. "ENVIRONMENTAL LAW" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976), as amended.

    1.13. "ESCROW" shall have the meaning given thereto in Section 4 hereof.

    1.14.     "ESCROW HOLDER" means __________________________________
___________________________________________________________________.


    1.15. "EXCHANGE VALUE" is the adjusted appraised value of the Property with respect to Parcel 1 and Parcel 2 respectively, which takes into consideration various factors to balance the business value of the Property with respect to Parcels 1 and 2 within their present ownership structure.

    1.16. "EXHIBITS" means the following, each of which is attached hereto and incorporated herein by this reference:

              Exhibit A -    Legal Description
              Exhibit B -    Form of Grant Deed
              Exhibit C -    FIRPTA Affidavit
              Exhibit D -    Assignment and Assumption
              Exhibit E -    Bill of Sale and General Assignment of Intangibles
              Exhibit F -    Membership Lists
              Exhibit G -    Payables to be Assumed By Buyer

    1.17.     "FIRPTA CERTIFICATE" shall have the meaning given thereto in
Section 6.1(b) hereof.

    1.18.     "GRANT DEED" shall have the meaning given thereto in
Section 6.1(a) hereof.

    1.19. "HAZARDOUS SUBSTANCE" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

    1.20 "IMPROVEMENTS" means all improvements and fixtures situated on the Real Property, including, without limitation, the Country Club Facilities and the RV Park.


                                          3.

    1.21. "INTANGIBLES" means all of Seller's right, title and interest in and to all intangible property used, owned or issued solely and strictly in connection with the Real Property, Improvements and Personal Property, including, but not limited to: (i) trade names and trademarks, contract rights, accounts receivables and other intangible property used in connection with the ownership and operation of the Property; (ii) all licenses other than the Liquor License, permits, certificates of occupancy, approvals, dedications and entitlements issued, approved or granted by any governmental authorities having jurisdiction over the Property; (iii) all membership now in existence and unsold or unissued memberships in the Country Club Facilities and the RV Park and all rights of Seller under the Membership Bylaws of the Country Club Facilities and the RV Park; and(iv) all development rights, conditional use permits, variances and other intangible rights, titles, interests and privileges owned by Seller and related to or issued in connection with the Land and/or Improvements, its use, occupancy, operation and development, but in no way related to Seller's financial data or other proprietary information or other property of Seller.
The Intangibles do not include the Liquor License.

    1.22.     "INVESTORS" means the beneficiaries of Trust VIII and Trust IX.

    1.23. "LIQUOR LICENSE" means the general on-sale liquor license held by David Englert for the service of liquor on and from the Country Club Facilities, as well as the related furniture, fixtures and inventory and the operating agreement and/or lease between the holder of the Liquor License and the Seller.

    1.24.     "NOTICES" will be sent as provided in Section 22 to:

              Seller:             National Investors Financial, Inc.
                                  4675 MacArthur Court, Suite 1240
                                  Newport Beach, California 92660
                                  Attn:  Mr. David Lasker
                                  Telephone:  (714) 833-8600
                                  Facsimile:  (714) 752-9753

              with a copy to:     Arter & Hadden
                                  700 South Flower Street, Suite 3000
                                  Los Angeles, CA  90017
                                  Attn:  Bruce H. Newman, Esq.
                                  Telephone:  (213) 629-9300
                                  Facsimile:  (213) 617-9255

              Buyer:              Yosemite Woods Family Resort, Inc.
                                  ________________________
                                  ________________________
                                  Attn:___________________
                                  Telephone:  ____________
                                  Facsimile:  ____________




                                          4.

              with a copy to:     Arter & Hadden
                                  700 South Flower Street, Suite 3000
                                  Los Angeles, CA  90017
                                  Attn:  Bruce H. Newman, Esq.
                                  Telephone:  (213) 629-9300
                                  Facsimile:  (213) 617-9255



              Escrow Holder:      ________________________
                                  ________________________
                                  ________________________
                                  Attn:  _________________
                                  Telephone:  ____________
                                  Facsimile:  ____________

    1.25.     "OPENING OF ESCROW" shall have the meaning given thereto in
Section 4 hereof.

    1.26. "OTHER ASSETS" means cash, cash equivalent, notes and other negotiable instruments and any and all other assets in the possession or control of Seller, the value of which is determined by possession, and any other assets other than the Real Property, Personal Property or Intangibles relating to the Real Property.

    1.27.     "PERMITTED EXCEPTIONS" shall have the meaning given thereto in
Section 7.1 hereof.

    1.28. "PERSONAL PROPERTY" means the equipment, furniture and fixtures, supplies, books and records, Records, advertising materials, brochures, literature, office supplies, stationery, equipment, inventory, golf carts, golf course maintenance vehicles, rental golf clubs, tools, linens, silverware, glassware, china, kitchen utensils, serving pieces, decorations, appliances, display cases, and other tangible fixed assets existing on the Closing Date on the Property, and clothing items, golf balls and golfing supplies, golf clubs and golf bags, tennis supplies and all other soft goods and materials held for sale by the pro shop located on the Country Club Property and all such other tangible fixed assets existing on the Closing Date on the Country Club Facilities and on the remainder of the Property.

    1.29. "PROPERTY" means collectively, (i) the Real Property, (ii) the Improvements, (iii) the Intangibles, (iv) the Personal Property, (v) the Other Assets, and (vi) the Records..

    1.30. "PROSPECTUS" means the Consent Solicitation Statement/Prospectus of Buyer.

    1.31. "REAL PROPERTY" means that certain real property located in the County of Madera, State of California and commonly known as "Ahwahnee Golf Course and Resort" and more particularly described in Exhibit A attached hereto. The Real Property is further described in the Recitals to this Agreement.


                                          5.

    1.32. "RECORDS" means the list of members of the Country Club Facilities and the RV Park, membership account statements and such of Seller's books and records pertaining to the Property including, without limitation, the Country Club Facilities, the RV Park and the Residential Lots.

    1.33. "RESIDENTIAL LOTS" means developed and undeveloped lots for single family dwellings located within Parcel 1 set forth on Exhibit A attached hereto.

    1.34. "RV PARK" means the recreational vehicle park consisting of developed and undeveloped lots and six cabins, all located on a portion of the Real Property and operated by Western Horizons.

    1.35.     "TITLE COMPANY" means __________________________________________.

    1.36. "TITLE POLICY" shall have the meaning given thereto in Section 11 hereof.

    1.37. "TRANSFER AGENT" means ________________, who address is __________________, Attn: ___________, Facsimile No. ___________.

    2.        PURCHASE AND SALE:

    2.1. PURCHASE AND SALE. Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Property, together with all easements, hereditaments, entitlements (to the extent transferable) and appurtenances thereto. Buyer's acquisition of the Property will be subject to liabilities only for current payables incurred in the ordinary course of Seller's business, including the Open Purchase Orders, and for property taxes all as set forth in Exhibit G. All other liabilities of Seller, if any, are not assumed by Buyer and shall remain the liability of Seller. In consideration of Seller's sale of the Property to Buyer, Buyer will (a) deliver to the Investors the Exchange Value in accordance with Section 3, and (b) perform all of Buyer's other obligations hereunder. This purchase and sale contemplated by this Agreement expressly excludes the purchase, sale or transfer of the Liquor License and the related furniture, fixtures and inventory associated therewith. Notwithstanding the foregoing, at the Close of Escrow, Seller will assign to Buyer its right, title and interest in and to the operating agreement and/or lease with the holder of the Liquor License.

    2.2. SUBSTANCE OF TRANSACTIONS. Notwithstanding any other provision of this Agreement, the transfer of the Property directly from Seller to Buyer is for convenience purposes only to effect expeditiously the culmination of the transfers set forth in this Section 2.2, and for all purposes hereunder it is the intent of the parties that such transfer reflects the following transfers, which shall occur in the following order; (i) all of the Investors, through their approval of the transactions contemplated under this Agreement, contribute all of their interests in the Property to AFH in exchange for shares of common stock of AFH, such shares to be distributed to them pursuant to Sections 3 and 13.2 hereof; (ii) AFH contributes the Property to AFC as a contribution to the capital of AFC; and (iii) AFC contributes the Property to Buyer as a contribution to the capital

                                          6.

of Buyer. Seller's transfer of the Property directly to Buyer reflects Seller's transfer of the Property from the Investors to AFH, from AFH to AFC, and from AFC to the Buyer, in each instance in Seller's capacity as the agent of and on behalf of such transferors.

    3. EXCHANGE VALUE: In consideration for the sale of the Property to Buyer, Buyer will deliver to Seller an amount equal to the Exchange Value for the Property. The Exchange Value for the ownership interests of the Property with respect to Parcel 1 and in the $13,360,000 deed of trust is $______________, and the Exchange Value for the ownership interests of the Property with respect to Parcel 2 and in the $6,500,000 deed of trust is $______________, which shall be paid in the form of, and by issuance and delivery of, _____ shares of common stock in AFH to the investors of Seller, to be distributed by the Transfer Agent at the Closing outside of Escrow in accordance with Section 13.2 hereof. Upon the request of any party hereto, whether made before or after the Closing, the parties hereto will allocate the Exchange Value to the Real Property, the Improvements, the Intangibles, the Personal Property and the Other Assets.

    4. ESCROW: Immediately upon execution of this Agreement, Buyer and Seller will open an escrow (the "ESCROW") with the Escrow Holder by delivering to Escrow Holder a fully executed copy of this Agreement (the "OPENING OF ESCROW"). The purchase and sale of the Property will be completed through the Escrow. Buyer and Seller agree to execute any additional instructions consistent with this Agreement which are reasonably required by the Escrow Holder. If there is a conflict between any printed escrow instructions and this Agreement, the terms of this Agreement will govern.

    5. CANCELLATION FEES AND EXPENSES: If the Closing does not occur at the time and in the manner provided in this Agreement because of the default of one of the parties, the non-defaulting party has the right to cancel the Escrow by written notice to the defaulting party and to the Escrow Holder. All costs of cancellation, if any, will be paid by the defaulting party.

    6.        DELIVERIES TO ESCROW HOLDER:

    6.1. BY SELLER. On or prior to the Closing Date, Seller will deliver or cause to be delivered to Escrow Holder the following items:

              (a) Two Grant Deeds ("GRANT DEEDS"), in the form attached to this Agreement as Exhibit B, duly executed and acknowledged by NIF, as Trustee of Trust VIII, and NIF, as Trustee for Trust IX, respectively, and in recordable form, conveying the Property to Buyer.

              (b) A Transferor's Certificate of Non-Foreign Status attached to this Agreement as Exhibit C ("FIRPTA CERTIFICATE"), duly executed by or on behalf of Seller.

              (c) A properly executed California Form RE 590 or other evidence sufficient to establish that Buyer is not required to withhold any portion of the Exchange Value pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code ("FORM 590").

              (d) An Assignment and Assumption of Agreements ("ASSIGNMENT") duly executed by Seller in favor of Buyer in the form attached to this Agreement as Exhibit D.


                                          7.

              (e) If requested by Buyer, a quitclaim deed to the Property or any portion thereof in favor of Buyer, duly executed and acknowledged by the Company.

              (f) A Bill of Sale and General Assignment of Intangibles in the form attached to this Agreement as Exhibit E ("BILL OF SALE"), duly executed by Seller and conveying all right, title and interest of Seller in the Personal Property and the Intangibles to Buyer.

              (g) Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Seller as are reasonably required by Buyer or Escrow Holder or both in connection with this transaction.

    6.2. BY BUYER. On or prior to the Closing Date, Buyer will deliver or cause to be delivered to Escrow Holder the following items:


              (a) Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Buyer as are reasonably required by Seller or Escrow Holder or both in connection with this transaction.

              (b)  Amounts due to pay costs and expenses as set forth in
Section 12 hereof.

    6.3. BY BUYER AND SELLER. Buyer and Seller will each deposit such other instruments consistent with this Agreement as are reasonably required by Escrow Holder or otherwise required to close escrow. In addition Seller and Buyer hereby designate Escrow Holder as the "REPORTING PERSON" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

    7.        CONDITION OF TITLE:

    7.1. PERMITTED EXCEPTIONS. At the Close of Escrow, fee simple title to the Property will be conveyed to Buyer by Seller by Grant Deed, subject only to the following title matters ("PERMITTED EXCEPTIONS"):

              (a) all property tax liens (whether or not payments of property taxes are delinquent) and all other matters shown in that certain Preliminary Report dated as of _______________, issued by the Title Company, bearing Order No. ________________, except Exception Nos. ________________________________;
and

              (b) matters affecting the condition of title to the Property created by, at the request of or with the written consent of Buyer.

    7.2. TITLE PROVIDED BY SELLER. The parties agree that (a) except as specifically provided in the Grant Deed or implied by law, Seller makes no express or implied warranties regarding the condition of title to the Property, and (b) Buyer shall rely solely on the Title Policy for protection against any title defects.


                                          8.

8.  CONDITIONS TO THE CLOSE OF ESCROW:

    8.1. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The following conditions must be satisfied not later the earlier of the Closing Date or such other period of time as may be specified below:

              8.1.1. TITLE. As of the Closing, the Title Company will issue or have committed to issue to Buyer the Title Policy described in Section 11.

              8.1.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller will have duly performed each and every agreement to be performed by Seller hereunder and, subject to the provisions of Section 10, Seller's express representations and warranties set forth in this Agreement will be true and correct in all material respects as of the Closing Date. However, notwithstanding anything to the contrary stated or implied in this Section 8.1.2, Seller shall have no liability for the breach of any representations, warranties or covenants set forth in this Agreement, whether express or implied, absent a finding by a court of competent jurisdiction that either David Lasker or James N. Orth or both of them withheld information with respect thereto from Buyer or falsified information delivered to and relied upon by Buyer and that such action amounted to a violation of a representation or warranty set forth herein.

              8.1.3. SELLER'S DELIVERIES. Seller will have delivered the items described in Section 6.1.

    The conditions set forth in this Section 8.1 are solely for the benefit of Buyer and may be waived only by Buyer. At all times Buyer has the right to waive any condition. Such waiver or waivers must be in writing to Seller. If any conditions are not satisfied on or before the Closing Date, and Buyer has not waived the unsatisfied conditions, Seller will not be deemed to be in default (unless Seller has breached Sections 8.1.2 or 8.1.3 above) and Buyer's sole remedy will be to terminate this Agreement.

    8.2. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The Close of Escrow and Seller's obligations with respect to this transaction are subject to the following conditions precedent: (a) Buyer's delivery to Escrow Holder on or before the Closing Date, of the items described in Section 6.2; (b) the approval of such of Seller's constituents as Seller shall deem necessary or advisable in its sole and absolute discretion as set forth in Section 9 hereof; (c) Buyer having duly performed each and every agreement to be performed by Buyer hereunder; and (d) Buyer's representations, warranties and covenants set forth in this Agreement, will be true and correct in all material respects as of the Closing Date. The conditions set forth in this
Section 8.2 are solely for the benefit of Seller and may be waived only by Seller, with such waiver or waivers to be in writing to Buyer. If any conditions are not satisfied on or before the Closing Date, and Seller has not waived the unsatisfied conditions, Buyer will not be deemed to be in default (unless Buyer has breached Sections 8.2(a), (c) or (d) above) and Seller's sole remedy will be to terminate the Agreement.

                                          9.

    9.        APPROVAL OF SELLER'S CONSTITUENTS:   Seller shall exercise
reasonable diligence to obtain the approval of this transaction by such of the constituents of Seller as Seller shall deem necessary or advisable, in its sole and absolute discretion, and shall notify Buyer and Escrow Holder when such approvals have been obtained. If Seller is not able to obtain such approvals from such constituents on or before the date which is ____ days after the Effective Date, or such later date as is mutually agreed to by Buyer and Seller, then Seller may cancel this Agreement by notice to Buyer and Escrow Holder given prior to the end of that time period, and in that event Seller shall pay all title and escrow cancellation costs. Seller shall indemnify and hold Buyer harmless from any claim, damage, loss, liability, action, settlement, including Buyer's reasonable attorneys' fees suffered by Buyer and which results from or relates to the Seller's securing approval of this transaction and transferring the Property to Buyer pursuant to such approval.

    10.       PROPERTY "AS-IS":

    10.1. NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS PURCHASE. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT BUYER HAD THE OPPORTUNITY TO INDEPENDENTLY AND PERSONALLY INSPECT THE PROPERTY AND IMPROVEMENTS, IF ANY, AND THAT BUYER HAS ENTERED INTO THIS AGREEMENT AFTER HAVING MADE SUCH PERSONAL EXAMINATION AND INSPECTION. BUYER AGREES THAT BUYER WILL ACCEPT THE PROPERTY, IN ITS THEN CONDITION AS-IS AND WITH ALL ITS FAULTS, INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT, SUBJECT TO THE EXPRESS COVENANTS, INDEMNITIES, REPRESENTATIONS AND WARRANTIES MADE BY SELLER ELSEWHERE HEREIN. NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THOSE REPRESENTATIONS, WARRANTIES, COVENANTS, INDEMNITIES AND AGREEMENTS EXPRESSLY MADE BY SELLER IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:

    (A)       THE VALUE OF THE PROPERTY OR THE INCOME TO BE DERIVED THEREFROM;

    (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY DEVELOPMENT OF THE PROPERTY;

    (C) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;


                                         10.

    (D)       THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE
PROPERTY;

    (E) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY;

    (F) THE TYPE, AVAILABILITY OR COST OF ANY ENTITLEMENTS REQUIRED TO DEVELOP THE PROPERTY;

    (G) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

    (H) THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY;

    (I) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;

    (J) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY;

    (K) THE CONTENT, COMPLETENESS OR ACCURACY OF ANY MATERIALS, INCLUDING ANY INFORMATIONAL PACKAGE, COST TO COMPLETE ESTIMATE OR OTHER MATERIALS PREPARED BY OR ON BEHALF OF SELLER;

    (L) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;

    (M) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;




                                         11.

    (N)       DEFICIENCY OF ANY UNDERSHORING;

    (O)       DEFICIENCY OF ANY DRAINAGE;

    (P) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE OR LOCATED IN AN ALQUIST-PRIOLO SPECIAL STUDY ZONE;

    (Q) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY;

    (R) ANY AND ALL REQUIREMENTS OR CONDITIONS OF APPROVAL OF STATE AND LOCAL GOVERNMENTAL AGENCIES FOR DEVELOPMENT OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE CONSTRUCTION OF OFFSITE AND ONSITE ROADS, UTILITIES AND OTHER IMPROVEMENTS; OR

    (S) WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED HEREIN, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DOCUMENTS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.

    BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND ITS OWN REVIEW OF ALL INFORMATION AND DOCUMENTATION CONCERNING THE PROPERTY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION TO THE EXTENT SUCH SOURCES OR PREPARERS ARE SELLER, OR ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, BENEFICIARIES, INVESTORS, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS OR ASSIGNS FROM ANY AND ALL CLAIMS, DAMAGES AND LIABILITIES ARISING FROM SUCH INFORMATION OR DOCUMENTATION, EXCEPT IF AND TO THE EXTENT THAT BUYER EMPLOYS SUCH SOURCES OR PREPARERS OF INFORMATION TO ACT ON BEHALF OF BUYER, IN WHICH EVENT THE LIABILITY OF SUCH SOURCES OR PREPARERS OF INFORMATION TO BUYER SHALL BE DETERMINED BY THEIR OWN INDEPENDENT AGREEMENTS WITH BUYER, AND SELLER SHALL NOT BE LIABLE


                                         12.

FOR SUCH AGREEMENTS OR OBLIGATIONS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY OF THE FOREGOING ENTITIES AND INDIVIDUALS OR ANY OTHER INDIVIDUAL OR ENTITY.


    10.2. DISCLOSURES; SPECIFIC ACKNOWLEDGMENT REGARDING CONDITION OF PROPERTY. Buyer acknowledges the disclosures expressly made by Seller in this Agreement, the Prospectus and in correspondence from Seller, its attorneys and/or its agents to Buyer, its attorneys and/or its agents.

    11. TITLE INSURANCE: At the Close of Escrow, the Title Company will issue to Buyer at Buyer's sole cost and expense an ALTA Standard Coverage Policy (1990) with coverage in an amount equal to the appraised value of the Real Property as determined by Buyer in its sole discretion, showing title to the Real Property vested in Buyer, subject only to the Permitted Exceptions and the standard printed exceptions and conditions in the policy of title insurance ("TITLE POLICY"). If Buyer elects to obtain any additional endorsements or an extended coverage policy, the additional premium and costs of survey for the extended coverage policy and the cost of any endorsements will be at Buyer's sole cost and expense; however, Buyer's election to obtain an extended coverage policy will not delay the Closing and Buyer's inability to obtain an extended coverage policy or any such endorsements will not be deemed to be a failure of any condition to Closing.

    12. COSTS AND EXPENSES: Buyer will pay the costs of Closing the transaction as follows:

              (a)  all premiums for the Title Policy;

              (b)  all escrow fees and costs;

              (c)  all city and county documentary transfer taxes;

              (d)  all document recording charges;

              (e)  all sales taxes;

              (f)  one half of all escrow fees and costs;

              (g) the entire additional cost of any ALTA extended coverage title policy, the cost of any required survey and, the cost of any endorsements required by Buyer; and

              (h) All other costs and expenses necessarily incurred to close the transaction.

                                         13.

    13.       DISBURSEMENTS AND OTHER ACTIONS:

    13.1. ESCROW HOLDER. At the Close of Escrow, Escrow Holder will promptly undertake all of the following:

              (a) Cause the Grant Deeds (with documentary transfer tax information to be affixed AFTER recording) to be recorded with the County Recorder and obtain conformed copies thereof for distribution to Buyer and Seller.

              (b) Direct the Title Company to issue the Title Policy to Buyer within 15 BUSINESS DAYS after Closing.

              (c) Deliver to Buyer the FIRPTA Certificate, the Form 590 and any other documents (or copies thereof) deposited into Escrow by Seller. Deliver to Seller any other documents (or copies thereof) deposited into Escrow by Buyer.

              (d) Notify the Transfer Agent by telephone and facsimile that the Close of Escrow has occurred.

    13.2. BY TRANSFER AGENT. Promptly after the Close of Escrow, Transfer Agent shall deliver all shares of common stock of AFH in payment of the Exchange Value for the Property to the persons, at the addresses and in the amounts designated by Seller.

    13.3. POSSESSION. Possession of the Other Assets in Seller's possession or control, the Records and all other Property shall be delivered by Seller to Buyer at the Close of Escrow.

    13.4. ASSUMPTION OF LIABILITIES. All of Seller's accounts receivable existing at the Closing shall become the property of, and shall be delivered to, Buyer at the Close of Escrow. Any monies delivered to Seller after the Close of Escrow shall be held by Seller in trust for the account of Buyer, and Seller shall forthwith deliver such funds to Buyer. Buyer shall be liable only for contracts expressly assumed by Buyer pursuant to the Assignment attached hereto as Exhibit D, and only those current payables existing at the Close of Escrow, including the Open Purchase Orders which are listed on Exhibit G hereto, and shall be responsible for the payment thereof following the Closing. Seller shall remain responsible for all liabilities and payables not set forth on Exhibit G, or otherwise assumed by Buyer in writing.

    14. JOINT REPRESENTATIONS AND WARRANTIES: In addition to any express agreements of the parties contained herein, the following constitute representations and warranties of the parties each to the other:

    14.1 AUTHORITY. Each party has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate this transaction.

    14.2. ACTIONS. All requisite action (corporate, trust, partnership or otherwise) has been taken by each party in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction. Except as provided in Section 9, no


                                         14.

further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.

    14.3. DUE EXECUTION. The individuals executing this Agreement and the instruments referenced herein on behalf of each party and the partners, officers or trustees of each party, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.

    14.4. VALID AND BINDING. This Agreement and all other documents required to close this transaction are and will be valid, legally binding obligations of and enforceable against each party in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

    14.5. BROKER. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by them, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. Buyer will indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction. Seller will indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction. This indemnity provision will survive the Closing or any earlier termination of this Agreement.


    15. SELLER'S WARRANTIES AND REPRESENTATIONS: Seller makes the following representations and warranties and acknowledges that Buyer will rely on such representations and warranties in acquiring the Property, provided that liability for any breach is subject to Section 8.1.2 hereof:

    15.1. NON-FOREIGN ENTITY. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

    15.2. HAZARDOUS SUBSTANCES. To Seller's Actual Knowledge, since the date of Seller's acquisition of the Property, no Hazardous Substances are now or have been used, stored, generated or disposed of on or within the Property except in the normal course of use and operation of the Property and in compliance with all applicable Environmental Laws.

    15.3. CLEAN-UP. To Seller's Actual Knowledge, since the date of Seller's acquisition of the Property, there are and have been no federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Property, other than such other matters as may otherwise be disclosed in any Environmental Audit or in any other documents provided or made available to Buyer.


                                         15.

    15.4. CLAIMS. To Seller's Actual Knowledge, there are no outstanding claims that have been made by any third party against Seller relating to any Hazardous Substances on or within the Property.

    15.5. MEMBERSHIPS. To Seller's Actual Knowledge, the list of members and the status of the payment of the membership dues for such members set forth in Exhibit F hereto are true, accurate and complete in all material respects.

              The provisions of this Section 15 shall no longer bind Seller if this Agreement expires or is terminated for any reason, or if the Closing contemplated hereunder occurs.

    16. PRE-CLOSING COVENANTS. So long as this Agreement remains in full force and effect:

    16.1. NO TRANSFERS. Without the prior written consent of Buyer, Seller will not convey any interest in the Property and will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement, except as may be otherwise provided for in this Agreement, which will not be eliminated prior to the Close of Escrow. Notwithstanding the foregoing, Seller may continue to sell golf course and RV memberships in the regular course of business.

    16.2. NO ALTERATIONS. Seller will not make any material alterations to the Property without Buyer's consent, which will not be unreasonably withheld or delayed.

    16.3. MAINTENANCE. Seller will maintain the Property in substantially the same condition as it is in, as of the date of this Agreement, and manage the Property in accordance with Seller's established practices.

    16.4. OBLIGATIONS UNDER CONTRACTS. Seller will keep and perform all of the obligations to be performed by Seller under any contracts affecting the Property. Without prior written consent of Buyer, which will not be unreasonably withheld or delayed, Seller will not enter into any contract or agreement providing for the provision of goods or services to or with respect to the Property or the operation thereof unless such contracts or agreements can be terminated without penalty by the Closing Date. Seller will not enter into any leases for any portion of the Property.

    16.5. EXPENDITURES. Seller will incur only expenditures necessary for the day-to-day operation and maintenance of the Property, and will not incur capital expenditures or liabilities not in the ordinary course of business. Seller shall retain all Other Assets in Seller's possession on or after the date hereof except for payment of such permitted liabilities and expenditures.


                                         16.

    17.       CONDEMNATION AND DESTRUCTION:

    17.1. EMINENT DOMAIN OR TAKING. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to Close of Escrow, Seller will promptly inform Buyer in writing.

              (a) If such proceedings involve the taking of title to all or a material interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within 10 DAYS of Seller's written notice to Buyer, in which case neither party will have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

              (b) If the proceedings do not involve the taking of title to all or a material interest in the Property, or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described herein and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon Close of Escrow.

              (c) If this sale is not consummated for any reason, any condemnation award or settlement will belong to Seller.

    17.2. DAMAGE OR DESTRUCTION. Except as provided in this Section, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, in Seller's reasonable opinion, "MATERIAL" or not "MATERIAL".

              (a) If such damage or destruction is "MATERIAL", Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than 10 DAYS after receipt of Seller's written notice to Buyer advising of such damage or destruction.

              (b) For purposes hereof, "MATERIAL" is deemed to be any damage or destruction to the Improvements where the cost of repair or replacement is estimated to be more than 25% of the Exchange Value of the Property and will take more than 60 DAYS to repair.

              (c)  If this Agreement is so terminated, the provisions of
Section 5 will govern.

              (d) If Buyer does not elect to terminate this Agreement, or if the casualty is not material, Seller will reduce the Exchange Value by the value reasonably estimated by Seller to repair or restore the damaged portion of the Improvements, less any sums expended by Seller to make emergency repairs to the Improvements or the Property or otherwise protect the physical condition of the Improvements or the Property, and this transaction will close pursuant to the terms of this Agreement.


                                         17.

              (e) If the damage is not material, Seller's notice to Buyer of the damage or destruction will also set forth Seller's reduced Exchange Value and Seller's allocation of value to the damaged portion of the Improvements. If Buyer does not accept Seller's reduced Exchange Value, Buyer's sole remedy will be to terminate this Agreement.

              (f) Whether or not the sale of the Property is consummated hereunder, all rights to insurance claims or proceeds in respect of damage or destruction to the Improvements occurring prior to the Close of Escrow will belong to Seller.

    18.       UTILITIES AND DEPOSITS:

    18.1. UTILITIES. Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will notify the utility companies that all utility bills henceforth are to be sent to Buyer. Buyer shall be entitled to receive any and all refunds of all utility deposits held by utility companies and Seller will assign to Buyer all of Seller's right, title and interest in any such utility deposits.

    18.2. REFUNDABLE DEPOSITS. To the extent there exists any refundable deposits made in connection with the development of the Property prior to the Closing ("Refundable Deposits"), Seller shall assign to Buyer all of Seller's right, title and interest in and to such Refundable Deposits.

    19.       EMPLOYEES:

    19.1.     TERMINATION OF EMPLOYEES.

              (a) Effective no later than Closing, the Company will completely and irrevocably terminate all agreements, contracts, arrangements, commitments and other obligations pertaining to employment or in the nature of employment contracts with all persons working at the Property, whether denominated as "employees" or otherwise (the "Terminated Persons") (such terminations by Seller are referred to collectively as the "Terminations").

              (b) All wages, salary, accrued fringe benefits (including accrued vacation pay), severance payments (if any), payments required by Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and other liabilities, compensation or amounts owed to Terminated Persons shall be fully paid by Seller at or prior to Closing, except as follows:

                   (i) All Terminated Persons to whom Buyer is offering new employment who are entitled to accrued vacation pay as of Closing shall be given the option of (x) being paid their accrued vacation pay in cash by Seller immediately after Closing, or (y) if they accept the offer of new employment with Buyer, having a credit for their accrued vacation time included as a fringe benefit to which they would be entitled upon commencing employment with Buyer, subject to the policies and procedures of Buyer.


                                         18.

                   (ii) Terminated Persons who elect the first option specified in Section 5.1(b)(i) (or who do not accept the offer of new employment with Buyer) shall be paid their accrued vacation pay by Seller immediately after Closing.

              (c)  The notification to the employees of the option provided in
Section 19.1(a) shall be in a form mutually agreeable to Buyer and Seller.

              (d) Seller shall grant Buyer reasonable opportunities to communicate with all employees of the Company prior to the Closing for purposes of allowing Buyer to convey offers of employment, for confirming the terms of such employment, and for purposes related thereto.

    19.2. NO AGREEMENTS OR LIABILITY. Buyer does not agree to adopt or to continue in effect the terms and conditions of any collective bargaining agreement between Seller and any labor organization or of any employment contract between Seller and any employee of Seller. Buyer further does not agree to retain any or all of the current employees of Seller or to maintain existing staffing levels or job classifications. In the event that Buyer decides to make offers of employment to any or all of the current employees of Seller, Buyer reserves the right to establish the terms of such offers of employment and does not agree to maintain or continue in effect any or all of the current terms and conditions of employment of such employees or to give them seniority or service credit of any kind for their prior employment.

    19.3. INDEMNITY. Seller shall indemnify and hold buyer harmless from any liability, claims, costs, expenses, including attorney fees and litigation costs, arising out of or related to the employment of the Terminated Persons with Seller or arising out of or related to the Terminations.

    20. MEDIATION OF DISPUTES: No party to this Agreement shall initiate any litigation against any other party to this Agreement concerning any controversy or claim arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to, any claim based on or arising from an alleged tort, unless and until (i) at least 60 days before the same shall be filed, a complete copy of each of the summons and complaint (and/or any other documentation required to initiate such litigation) to be filed by the complaining party shall have been delivered to the other party or parties to any such dispute, and (ii) the complaining party has made itself available to meet in Los Angeles, California with the other party or parties for no more than 3 business days of non-binding mediation. Until and unless such mediation has taken place, the complaining party must give notice to the non-complaining party that it will, and then it must, make itself available for such mediation during at least 20 business days during the 60 days before the date on which such summons and complaint will be filed.

    21. ARBITRATION OF DISPUTES: ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN


                                         19.

ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE AAA WILL BE INSTRUCTED BY EITHER OR BOTH PARTIES TO PREPARE A LIST OF THREE (3) JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OR ANY FEDERAL COURT. WITHIN 10 DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE 1 NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN SAN FRANCISCO, LOS ANGELES OR SAN DIEGO, WHICHEVER IS THE CLOSEST CITY TO THE NEXUS OF THE DISPUTE. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATOR. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF AN ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

         Buyer's Initials ________     Seller's Initials _________


                                         20.

    22. NOTICES: All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Section 1 hereof. All notices sent by mail will be deemed received 2 DAYS after the date of mailing and all notices sent by other means permitted herein shall be deemed received on the earlier of the date delivered or the date on which delivery is refused.

    23. ASSIGNMENT: Neither party shall have the right to assign this Agreement without the other party's prior written consent.

    24.       MISCELLANEOUS:

    24.1.     COUNTERPARTS.  This Agreement may be executed in counterparts.

    24.2. PARTIAL INVALIDITY. If any term or provision of this Agreement will be deemed to be invalid or unenforceable to any extent, the remainder of this Agreement will not be affected thereby, and each remaining term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

    24.3. POSSESSION OF THE PROPERTY. Seller will deliver possession of the Property to Buyer upon the Close of Escrow.

    24.4. WAIVERS. No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which will be extended by a period of time equal to the period of the delay.

    24.5. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the permitted successors and assigns of the parties hereto.

    24.6. PROFESSIONAL FEES. In the event of the bringing of any action, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party all costs and expenses of the action, mediation or suit, actual attorneys' fees, witness fees and any other professional fees resulting therefrom.

    24.7. ENTIRE AGREEMENT. This Agreement (including all Exhibits attached hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by the party to be charged.


                                         21.

    24.8. TIME OF ESSENCE. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

    24.9. CONSTRUCTION. Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller. The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated seller and buyer.

    24.10. GOVERNING LAW. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

    24.11. WEAR AND TEAR. Buyer specifically acknowledges that Seller will continue to use the Property in the course of its business and accepts the fact that reasonable wear and tear will occur after the date of this Agreement.
Buyer specifically agrees that Seller is not responsible for repairing such reasonable wear and tear and that Buyer is prohibited from raising such wear and tear as a reason for not consummating this transaction or for requesting a reduction in the Exchange Value.

    24.12. NO RECORDATION. No memorandum or other document relating to this Agreement will be recorded without the prior written consent of Seller, and any such consent or approval will be conditioned upon Buyer providing Seller with a quitclaim deed fully executed and acknowledged by Buyer, quitclaiming any and all interests that it may have in the Property to Seller, which quitclaim deed Seller may record in the event that this Agreement is terminated or the transaction contemplated herein is not consummated.

    24.13. SURVIVAL. All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survives the Close of Escrow, shall survive the Close of Escrow.

    24.14. DISCLAIMER. Nothing herein creates any right or remedy for the benefit of any person not a party hereto, nor creates a fiduciary relationship, an agency or a partnership. All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survives the Close of Escrow, shall survive the Close of Escrow.

    24.15. WAIVER OF JURY TRIAL. Each party, acting with knowledge of its rights after a full opportunity to consult with counsel, voluntarily waives all rights to trial by jury in all proceedings for which a trial by jury would otherwise be available or required, and which involve any matter arising out of or connected with rights or duties under, or enforcement or interpretation of, this Agreement.

                                         22.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

"SELLER":                                   "BUYER":

NATIONAL INVESTORS FINANCIAL, INC.,    YOSEMITE WOODS FAMILY RESORT,
A CALIFORNIA CORPORATION, AS           INC., A CALIFORNIA CORPORATION
TRUSTEE OF NATIONAL INVESTORS
LAND HOLDING TRUST VIII

By:                                    By:
     ------------------------------        ------------------------------
Its:                                   Its:
     ------------------------------        ------------------------------

                                       and

NATIONAL INVESTORS FINANCIAL,          By:
INC., A CALIFORNIA CORPORATION, AS         ------------------------------
TRUSTEE OF NATIONAL INVESTORS
LAND HOLDING TRUST IX                  Its:
                                           ------------------------------

By:
     ------------------------------
Its:
     ------------------------------




AHWAHNEE GOLF COURSE AND RESORT,
INC., A CALIFORNIA CORPORATION

By:
     ------------------------------
Its:
     ------------------------------



Agreed to and accepted
by Escrow Holder:


-----------------------------------


By:
     ------------------------------


Its:
     ------------------------------


                                         23.

                                      EXHIBIT A


                                  LEGAL DESCRIPTION

                                      EXHIBIT B

                                     FORM OF DEED

RECORDING REQUESTED BY,
WHEN RECORDED MAIL TO:

Arter & Hadden
700 South Flower Street, Suite 3000
Los Angeles, California  90017
Attn:  Bruce H. Newman, Esq.


------
    (Above Space For Recorder's Use Only)

                                      GRANT DEED

    In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

    FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, _________________________ ("Grantor"), hereby grants to YOSEMITE WOODS FAMILY RESORT, INC., A CALIFORNIA CORPORATION ("Grantee"), the real property in the County of Madera, State of California, and described in Exhibit A attached hereto and made a part hereof.



DATED:                  , 1997


                                  ------------------------------

                                  ------------------------------

                                  By:
                                       -------------------------
                                  Its:
                                       -------------------------
MAIL TAX STATEMENTS TO:

                                    ACKNOWLEDGMENT


STATE OF CALIFORNIA          )
                             ) ss.
COUNTY OF                    )


    On ____________________, before me _____________________________________, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.



-----------------------------------
 Notary Public in and for said
 County and State                                     [SEAL]

Document No. ____________________ Date Recorded_________________


    STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION
    NOT BE MADE A PART OF THE PERMANENT RECORD
    IN THE OFFICE OF THE COUNTY RECORDER

    (Pursuant to Section 11932 R&T Code)

To: Registrar-Recorder
    County of
              --------------------

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

-----------------------------------

(as grantor)

and


-----------------------------------

(as grantee)

Property described in the accompanying document is located in
(     ) unincorporated area or (x) City of ____________________.

The amount of tax due on the accompanying document is $_______________.

_______  Computed on full value of property conveyed, or

_______ Computed on full value less liens and encumbrances remaining at time of sale.


-----------------------------------


-----------------------------------



By:
     ------------------------------
Its:
     ------------------------------

                                      EXHIBIT C

                              Seller's FIRPTA Affidavit

                         CERTIFICATION OF NON-FOREIGN STATUS



         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _____________________________ ("TRANSFEROR"), each of the undersigned hereby certifies the following on behalf of Transferor:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2.   Transferor's U.S. employer identification number is ___________;
and

         3.   Transferor's office address is
_______________________________________, ___________________.

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalties of perjury each of the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign the document on behalf of the Transferor.

                                       -------------------------

                                       -------------------------


                                       By:
                                            --------------------
                                       Its:
                                            --------------------

                                      EXHIBIT D

                              ASSIGNMENT AND ASSUMPTION

                                          OF

                                      AGREEMENTS


         THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENTS (this "Assignment") is executed as of ______________, but effective as of the Effective Date (as hereinafter defined), by and among AHWAHNEE GOLF COURSE & RESORT, INC., a California corporation (the "COMPANY"), NATIONAL INVESTORS FINANCIAL, INC., a California corporation ("NIF"), as Trustee of National Investors Land Holding Trust VIII ("TRUST VIII") and NIF, as Trustee of National Investors Land Holding Trust IX ("TRUST IX") (the Company, NIF as Trustee for Trust VIII and NIF as Trustee for Trust IX being referred to collectively as "ASSIGNOR"), and YOSEMITE WOODS FAMILY RESORT, INC., a California corporation ("Assignee"), with reference to the following facts:


                                      RECITALS:

         A. Assignor, as the agent of and for the benefit of various investors, holds title to that certain real property commonly known as "Ahwahnee Golf Course and Resort", located in the County of Madera, State of California, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property"), holds title to the Property.

         B. Concurrently herewith, Assignor has executed that certain Grant Deed conveying and granting to Assignee the Property.

         C. As part of the transfer and conveyance of the Property to Assignee, Assignor has agreed to transfer, assign, grant and convey to Assignee all of its right, title and interest in and to all agreements relating to the Property, on the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are by this reference incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ASSIGNMENT. Assignor hereby grants, assigns, transfers, sets over, sells, conveys and delivers to Assignee all of Assignor's right, title, interest, benefits and privileges under the agreements relating to the Property which are set forth in Exhibit "B" attached hereto and made a part hereof (collectively, the "Agreements"). The assignment provided for in this


                                          1.

Section 1 is effective concurrently with the transfer of the Property from Assignor to Assignee (the "Effective Date").

         2. ASSIGNEE'S ASSUMPTION AND INDEMNIFICATION. Assignee hereby accepts the assignment from Assignor, assumes and agrees to perform all duties and obligations of Assignor under the terms of the Agreements which are required to be performed on or after the Effective Date and agrees to indemnify, defend and hold harmless Assignor from any and all liability, loss, damage, claim, cost and expense (including, without limitation, reasonable attorneys' fees and costs) arising or accruing out of a failure of Assignee to perform its obligations under the Agreements to be performed on and after the Effective Date.

         4. DELIVERIES; REPORTS. On or before the Effective Date, Assignor shall deliver to Assignee the original Agreements or if such original Agreements are not in Assignor's possession, certified copies of such Agreements. Assignor shall furnish and deliver to Assignee, promptly after receipt thereof, duplicates or copies of all reports, notices, requests, demands, declarations, certificates or other instruments hereafter received by Assignor and relating to the Agreements. Assignee's address for receipt of the foregoing is_____________
________________________________________________________________________.

         5. FURTHER ASSURANCES. Assignor and Assignee shall execute, acknowledge and deliver all such instruments and take all such action as may be necessary to further assure to Assignee the rights assigned hereby and the full benefits hereof and to preserve and protect this Assignment and all of the rights, powers and remedies of Assignee provided for herein.

         6. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

         7. GOVERNING LAW. This Assignment shall be governed by, and construed in accordance with, the laws of the State of California.

         8. COUNTERPARTS. This Assignment may be executed in several counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written but effective as of the Effective Date.

ASSIGNOR:



ASSIGNEE:


                                          2.

                                     EXHIBIT "A"

                                  LEGAL DESCRIPTION


























                                          3.

                                     EXHIBIT "B"

                                      CONTRACTS
























                                          4.

                                      EXHIBIT E

                  BILL OF SALE AND GENERAL ASSIGNMENT OF INTANGIBLES


         This Bill of Sale and General Assignment of Intangibles is made as of the ____ day of ___________________________, 1997 (this "Assignment"), by
AHWAHNEE GOLF COURSE & RESORT, INC., a California corporation (the "COMPANY"), NATIONAL INVESTORS FINANCIAL, INC., a California corporation ("NIF"), as Trustee of National Investors Land Holding Trust VIII ("TRUST VIII") and NIF, as Trustee of National Investors Land Holding Trust IX ("TRUST IX") (the Company, NIF as Trustee for Trust VIII and NIF as Trustee for Trust IX being referred to collectively as "ASSIGNOR"), to YOSEMITE WOODS FAMILY RESORT, INC., a California corporation ("Assignee").


                                    R E C I T A L

         Assignee and Assignor have entered into an Agreement of Purchase and Sale and Joint Escrow Instructions dated ________, 1997 ("Agreement of Purchase and Sale") under which Assignee has agreed to purchase from Assignor, that certain real property and all buildings, structures and improvements on said real property commonly identified as _______________________, _____________,
State of California and legally described on Exhibit A attached hereto (the "Property").


                                 TERMS AND CONDITIONS

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all personal property of Seller, if any, located on and used in connection with the operation of the improvements on the Property (the "Personal Property"). Buyer accepts such Personal Property in its "AS-IS" condition and "WITH ALL FAULTS". Seller specifically disclaims all express or implied warranties regarding the existence or condition of, or title to, such Personal Property, including without limitation the implied warranties of merchantability and suitability for a particular purpose.

         2. Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all of its right, title and interest in and to the following ("General Intangibles") if, and only to the extent, that the General Intangibles exist and Assignor has the right to so transfer them:

              (A) All of Assignor's right, title and interest in and to all intangible property used, owned or issued solely in connection with the Property, including but not limited to, all licenses, permits, certificates of occupancy, approvals, maps, dedications, subdivision

                                         1.

maps and entitlements issued, approved or granted by any governmental agencies or instrumentalities having any jurisdiction over the Property (the "Authorities") or otherwise in connection with the Property; all development rights, conditional use permits, variances, "floor area ratio" development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and related to or issued in connection with the Property and/or its use, occupancy, operation and/or development; all licenses, consents, easements, rights of way, and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property; and any pending applications or requests as to any of the foregoing;

              (B) All building plans, specifications and drawings, engineering, and other documents prepared in connection with the construction, reconstruction, maintenance, repair, or operation any improvements on the Property (the "Improvements");

              (C) All warranties and guarantees relating to the workmanship, construction, installation materials, and design of the Improvements and the personal property situated on the Property, including but not limited to those made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on any part of the Property;

              (D)  All rights, claims or awards benefiting the Property;


              (E) All prepaid fees and fee credits, and all of Seller's right, title and interest in and to refundable deposits, bonds and other collateral furnished in connection with development of the Property; and

              (F) All rights and general intangibles now owned by Assignor solely in connection with the Property and any improvement and/or fixture located on the Property, including, without limitation, the rights to hold, use, sell and transfer the Property and Improvements and general intangibles.

         3. Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, its successors and assigns any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.

         4.   Assignee hereby accepts the foregoing assignment.

         5. Assignor hereby represents and warrants to Assignee that it has not previously assigned or hypothecated its interest in the foregoing described General Intangibles; however, Assignee shall have no claims or rights against Assignor, and Assignor shall have no obligation or liability to Assignee for any General Intangibles described herein which do not exist, or which Assignor does not have the right to transfer to Assignee.


                                          2.

         6. This Assignment shall be binding upon and inure to the benefit of the legal representatives, assigns, or successors in interest of the Assignor and Assignee.

         IN WITNESS WHEREOF, the Assignor has executed this Assignment as of _________, 1997.


                                       -------------------------

                                       -------------------------

                                       By:
                                            --------------------
                                            --------------------
                                       Its:
                                            --------------------
                                            --------------------





















                                          3.

                                      EXHIBIT F

                                   MEMBERSHIP LISTS


1.  Golf Course.
    ------------


    Type of Membership                 Member Name              Status of Dues
    ------------------                 -----------              --------------



TOTAL MEMBERS:
              ------



2.  RV Park.
    --------


    Type of Membership                 Member Name              Status of Dues
    ------------------                 ------------             --------------


TOTAL MEMBERS:
              ------





















                                          4.

                                      EXHIBIT G

                           PAYABLES TO BE ASSUMED BY BUYER


































































                                         5.